                                                                     Exhibit 12.


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------


                                         Six months
                                           ended
                                       June 30, 1995
                                       --------------
                                         (unaudited)

Earnings:
  Earnings before income taxes          $181,356,000

Fixed charges:
  Interest                                25,295,000
  One-third rent                             906,000
                                        ------------
                                          26,201,000
                                        ------------
                                        $207,557,000
                                        ============

Fixed charges:
  Interest                              $ 25,295,000
  One-third rent                             906,000
                                        ------------
                                        $ 26,201,000
                                        ============

Ratio of earnings to fixed charges (1)          7.92
                                                ====


(1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.


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